EXHIBIT 99.1

Enerpac Tool Group Reports Third Quarter Fiscal 2025 Results

Third Quarter of Fiscal 2025 Continuing Operations Highlights*

  Net sales were $159 million, a 5.5% increase compared to the prior year, with a 2.0% increase in organic sales.1
  Operating profit margin was 20.0% and adjusted operating profit margin was 24.1%.
  Net earnings were $22.0 million, or $0.41 per diluted share. Adjusted net earnings were $27.7 million, or $0.51 per diluted share.
  Adjusted EBITDA was $41.0 million and adjusted EBITDA margin was 25.9%.
  Returned approximately $14 million to shareholders through share repurchases.

*This press release contains financial measures in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in addition to non-GAAP financial measures. Reconciliations of the non-GAAP financial measures to the comparable GAAP measures are presented in the tables accompanying this release.

MILWAUKEE, June 26, 2025 (GLOBE NEWSWIRE) -- Enerpac Tool Group Corp. (NYSE: EPAC) (the “Company” or “Enerpac”) today announced results for its fiscal third quarter ended May 31, 2025.

“Enerpac’s results in the third quarter continued to reflect our ability to outperform the soft industrial sector with organic revenue growth of 2% and total revenue growth of 6%,” said Paul Sternlieb, Enerpac Tool Group’s President & CEO. “While we are cognizant of continuing economic uncertainty and geopolitical risk, we believe Enerpac is well suited to navigate the current environment given our brand strength, breadth and depth of product offering, extensive channel partner network, strong balance sheet, continuous improvement process (PEP), implementation of Enerpac Commercial Excellence (ECX), and customer-focused innovation.”

Consolidated Results from Continuing Operations
(US$ in millions, except per share)
	Three Months Ended		Nine Months Ended
	May 31, 2025	May 31, 2024	May 31, 2025	May 31, 2024
Net Sales	$158.7	$150.4	$449.4	$430.8
Net Earnings	22.0	22.6	64.7	58.8
Diluted EPS	0.41	0.41	1.18	1.07
Adjusted Diluted EPS	0.51	0.47	1.29	1.22
Adjusted EBITDA	41.0	39.7	109.1	108.9

Third Quarter Fiscal 2025 Consolidated Results Comparisons

“Given the continued economic uncertainty and challenging industrial backdrop, we took restructuring actions during the quarter to further align our cost base,” said Darren Kozik, Executive Vice President and Chief Financial Officer. “We also implemented price increases and surcharges in an effort to mitigate the impact of direct material cost increases.”

Consolidated net sales for the third quarter of fiscal 2025 were $158.7 million compared to $150.4 million in the prior-year period, an increase of 5.5%. On an organic basis, sales increased 2.0% year-over-year, driven by IT&S organic growth of 1.5% and 18.7% growth at Cortland Biomedical.

Net sales for the Industrial Tools & Services segment (IT&S) increased 5.1%, driven by organic growth and the acquisition of DTA. On an organic basis, IT&S product and service revenue increased 1.0% and 3.4%, respectively.

Gross profit margin declined 140 basis points year-over-year to 50.4% due to continued pressure on service margins from the project mix and the inclusion of DTA. However, service business margins improved sequentially following actions taken earlier this year.

Selling, general and administrative expenses (SG&A) of $47.0 million increased $3.3 million year-over-year. The increase in SG&A expense was driven primarily by restructuring charges totaling $5.9 million in the third quarter of fiscal 2025. Adjusted SG&A expense, excluding restructuring and M&A charges, was $40.4 million, down from $40.6 million in the year-ago period.

Third quarter fiscal 2025 net earnings and diluted EPS were $22.0 million and $0.41 respectively, compared to $22.6 million and $0.41, respectively, in the year-ago period.

Third quarter adjusted EBITDA was $41.0 million compared to $39.7 million in the year-ago period. Adjusted EBITDA margin declined 50 basis points year-over-year to 25.9% due to the gross margin changes discussed above, partially offset by the improvement in adjusted SG&A and higher contribution from Cortland Biomedical.

Through the first nine months of fiscal 2025 the Company has generated $56.0 million in cash from operating activities as compared to $37.0 million in the year-ago period, an increase of approximately $19 million. Capital expenditures through the first nine months of fiscal 2025 were $16.4 million as compared to $5.0 million in the year-ago period.

Balance Sheet and Leverage
(US$ in millions)	May 31, 2025	February 28, 2025	May 31, 2024
Cash Balance	$140.5	$119.5	$132.4
Debt Balance	$190.9	$192.1	$195.7
Net Debt to Adjusted EBITDA[2]	0.4x	0.5x	0.5x

Net debt on May 31, 2025, was $50.4 million, resulting in a net debt to adjusted EBITDA ratio of 0.4x. The company repurchased approximately 330,000 shares of its common stock in the third quarter of fiscal 2025 for a total of $14.0 million under its share repurchase program announced in March 2022.

Outlook

“Based on year-to-date results, the Company is maintaining its full-year guidance, with the expectation of delivering towards the lower half of the range in light of current macroeconomic conditions," added Kozik. The Company’s fiscal 2025 guidance includes net sales of $610 million to $625 million in fiscal 2025, representing growth of 3% to 6%. The forecast anticipates organic sales growth of approximately 0% to 2%, with expected adjusted EBITDA in the range of $150 million to $160 million, and free cash flow between $85 million to $95 million.

Relocation to Downtown Milwaukee

“During the third quarter, we completed the relocation to Enerpac’s new headquarters in downtown Milwaukee,” concluded Sternlieb. “We are already enjoying the benefits of our new space, including creating a more vibrant, collaborative environment. Our R&D organization is also seeing the impact of the investment in our new and expanded Innovation Lab, which is enabling faster prototyping and a more rapid product development process.”

Conference Call Information

An investor conference call is scheduled for 7:30 am CT on June 27, 2025. Webcast information and conference call materials, including an earnings presentation, are available on the Enerpac Tool Group company website (www.enerpactoolgroup.com).

1Organic sales represent net sales excluding the impact of foreign exchange rates, acquisitions, and divestitures. A reconciliation of organic sales to comparable net sales is presented in the tables accompanying this release.
2Calculated in accordance with the terms of the Company’s September 2022 Senior Credit Facility.

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. In addition to statements with respect to guidance, the terms “outlook,” “guidance,” “may,” “should,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “objective,” “plan,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with such statements, risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements include, without limitation, general economic uncertainty, the impact of geopolitical activity, including the armed conflicts in the Middle East, including the impact on shipping in the area and the invasion of Ukraine by Russia and international sanctions imposed in response thereto, market conditions in the industrial, oil & gas, energy, power generation, infrastructure, commercial construction, truck and automotive industries, supply chain risks, including disruptions in deliveries from suppliers due to political tensions and armed conflicts; impacts from the imposition, or threat of imposition, of tariffs, the ability of the Company to achieve its plans or objectives related to its growth strategy, market acceptance of existing and new products, market acceptance of price increases, successful integration of acquisitions, the impact of dispositions and restructurings, the ability of the Company to continue to achieve its plans or objectives related to the PEP program, operating margin risk due to competitive pricing and operating efficiencies, risks related to reliance on independent agents and distributors for the distribution and service of products, material, labor, or overhead cost increases, tax law changes, foreign currency risk, interest rate risk, commodity risk, tariffs, litigation matters, cybersecurity risk, impairment of goodwill or other intangible assets, the Company’s ability to access capital markets and other risks and uncertainties that may be referred to or noted in the Company’s reports filed with the Securities and Exchange Commission from time to time, including those described in the Company’s Form 10-K for the fiscal year ended August 31, 2024 and its Form 10-Q for the period ended February 28, 2025. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Non-GAAP Financial Information

This press release contains financial measures that are not measures presented in conformity with GAAP. These non-GAAP measures include organic sales, EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted earnings from continuing operations, adjusted diluted earnings per share from continuing operations, adjusted operating profit from continuing operations, segment adjusted operating profit and adjusted EBITDA, adjusted corporate expense, adjusted SG&A expense, free cash flow and net debt. This press release includes reconciliations of non-GAAP measures to the most comparable GAAP measure, included in the tables attached to this press release or in footnotes to the tables included in this press release. Management believes the non-GAAP measures presented in this press release are commonly used financial measures for investors to evaluate Enerpac Tool Group’s operating performance and financial position with respect to the periods presented and, when read in conjunction with the condensed consolidated financial statements, present a useful tool to evaluate ongoing operations and provide investors with metrics they can use to evaluate aspects of the Company’s performance from period to period. In addition, these are some of the financial metrics management uses in internal evaluations of the overall performance of the Company’s business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

About Enerpac Tool Group

Enerpac Tool Group Corp. is a premier industrial tools, services, technology, and solutions provider serving a broad and diverse set of customers and end markets for mission-critical applications in more than 100 countries. The Company makes complex, often hazardous jobs possible safely and efficiently. Enerpac Tool Group’s businesses are global leaders in high pressure hydraulic tools, controlled force products, and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Milwaukee, Wisconsin. Enerpac Tool Group common stock trades on the NYSE under the symbol EPAC. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.

(tables follow)

Enerpac Tool Group Corp.
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	May 31,	August 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$140,506	$167,094
Accounts receivable, net	113,219	104,335
Inventories, net	87,377	72,887
Other current assets	41,479	27,942
Total current assets	382,581	372,258

Property, plant and equipment, net	52,913	40,285
Goodwill	287,630	269,597
Other intangible assets, net	48,241	36,058
Other long-term assets	56,739	59,130

Total assets	$828,104	$777,328

Liabilities and Shareholders' Equity
Current liabilities
Current maturities of long-term debt	$6,250	$5,000
Trade accounts payable	45,702	43,368
Accrued compensation and benefits	27,627	25,856
Income taxes payable	3,437	5,321
Other current liabilities	49,004	49,848
Total current liabilities	132,020	129,393

Long-term debt, net	184,627	189,503
Deferred income taxes	7,975	3,696
Pension and postretirement benefit liabilities	8,501	10,073
Other long-term liabilities	56,756	52,684
Total liabilities	389,879	385,349

Shareholders' equity
Capital stock	10,792	10,847
Additional paid-in capital	239,739	235,660
Retained earnings	298,078	261,870
Accumulated other comprehensive loss	(110,384)	(116,398)
Stock held in trust	(3,576)	(3,777)
Deferred compensation liability	3,576	3,777
Total shareholders' equity	438,225	391,979

Total liabilities and shareholders' equity	$828,104	$777,328

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Earnings
(In thousands)

	Three Months Ended		Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
	2025	2024	2025	2024
Net sales	$158,661	$150,389	$449,385	$430,796
Cost of products sold	78,758	72,506	221,400	207,188
Gross profit	79,903	77,883	227,985	223,608

Selling, general and administrative expenses	41,125	42,101	124,865	125,041
Amortization of intangible assets	1,235	824	3,625	2,480
Restructuring charges	5,862	1,595	5,862	4,393
Impairment & divestiture charges	-	-	-	147
Operating profit	31,681	33,363	93,633	91,547

Financing costs, net	2,395	3,385	7,535	10,793
Other expense, net	947	544	2,184	2,079
Earnings before income tax expense	28,339	29,434	83,914	78,675

Income tax expense	6,295	6,813	19,246	19,877
Net earnings from continuing operations	22,044	22,621	64,668	58,798
Income from discontinued operations, net of income taxes	-	3,157	-	2,535
Net earnings	$22,044	$25,778	$64,668	$61,333

Earnings per share from continuing operations
Basic	$0.41	$0.42	$1.19	$1.08
Diluted	0.41	0.41	1.18	1.07

Loss per share from discontinued operations
Basic	$-	$0.06	$-	$0.05
Diluted	-	0.06	-	0.05

Earnings per share
Basic	$0.41	$0.47	$1.19	$1.13
Diluted	0.41	0.47	1.18	1.12

Weighted average common shares outstanding
Basic	54,051	54,292	54,230	54,344
Diluted	54,417	54,826	54,679	54,840

*The total of earnings per share from continuing operations and earnings (loss) per share from discontinued operations may not equal earnings per share due to rounding.

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	May 31,	May 31,
	2025	2024
Operating Activities
Cash provided by operating activities - continuing operations	56,030	39,544
Cash used in operating activities - discontinued operations	-	(2,586)
Cash provided by operating activities	$56,030	$36,958

Investing Activities
Capital expenditures	(16,360)	(4,970)
Cash paid for business acquisitions, net of cash acquired	(26,744)	-
Working capital adjustment from the sale of business assets	-	(1,133)
Purchase of business assets	-	(1,402)
Cash used in investing activities - continuing operations	$(43,104)	$(7,505)
Cash used in investing activities	$(43,104)	$(7,505)

Financing Activities
Borrowings on revolving credit facility	14,421	48,000
Principal repayments on revolving credit facility	(14,421)	(64,000)
Principal repayments on term loan	(3,750)	(2,500)
Purchase of treasury shares	(28,594)	(32,691)
Stock options, taxes paid related to the net share settlement of equity awards & other	(5,460)	1,965
Payment of cash dividend	(2,167)	(2,178)
Cash used in financing activities - continuing operations	$(39,971)	$(51,404)
Cash used in financing activities	$(39,971)	$(51,404)

Effect of exchange rate changes on cash	457	(102)

Net decrease from cash and cash equivalents	$(26,588)	$(22,053)
Cash and cash equivalents - beginning of period	167,094	154,415
Cash and cash equivalents - end of period	$140,506	$132,362

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures for Continuing Operations
(In thousands)
	Fiscal 2024					Fiscal 2025
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Net Sales
Industrial Tools & Services Segment	$137,035	$134,822	$145,936	$153,360	$571,153	$140,134	$140,716	$153,374	$-	$434,224
Other	4,935	3,615	4,453	5,354	18,357	5,062	4,812	5,287	-	15,161
Enerpac Tool Group	$141,970	$138,437	$150,389	$158,714	$589,510	$145,196	$145,528	$158,661	$-	$449,385

% Net Sales Growth (Decline) Year over Year
Industrial Tools & Services Segment	7.6%	3.0%	1.3%	0.3%	2.9%	2.3%	4.4%	5.1%	-	3.9%
Other	-59.2%	-67.3%	-63.3%	-31.0%	-57.3%	2.6%	33.1%	18.7%	-	16.6%
Enerpac Tool Group	1.9%	-2.5%	-3.8%	-1.2%	-1.5%	2.3%	5.1%	5.5%	-	4.3%

Adjusted Selling, general and administrative expenses
Selling, general and administrative expenses	$42,216	$40,723	$42,101	$43,524	$168,565	$42,318	$41,423	$41,125	$-	$124,865
M&A charges	-	-	-	(121)	(121)	(152)	(258)	(714)	-	(1,123)
ASCEND transformation program charges	(1,093)	(1,370)	(1,457)	(2,109)	(6,029)	-	-	-	-	-
Adjusted Selling, general and administrative expenses	$41,123	$39,353	$40,644	$41,294	$162,415	$42,166	$41,165	$40,411	$-	$123,742

Adjusted Selling, general and administrative expenses %
Enerpac Tool Group	29.0%	28.4%	27.0%	26.0%	27.6%	29.0%	28.3%	25.5%	-	27.5%

Adjusted Operating profit
Operating profit	$28,662	$29,521	$33,363	$30,040	$121,587	$31,132	$30,820	$31,681	$-	$93,633
Impairment & divestiture charges	147	-	-	-	147	-	-	-	-	-
Restructuring charges (1)	2,401	398	1,595	3,450	7,843	-	-	5,862	-	5,862
M&A charges	-	-	-	121	121	152	261	714	-	1,127
ASCEND transformation program charges	1,229	1,607	2,042	2,168	7,047	-	-	-	-	-
Adjusted Operating profit	$32,439	$31,526	$37,000	$35,779	$136,745	$31,284	$31,081	$38,257	$-	$100,622

Adjusted Operating profit by Segment
Industrial Tools & Services Segment	$38,470	$38,909	$43,648	$42,989	$164,016	$38,074	$38,748	$42,837	$-	$119,659
Other	2,118	(79)	1,284	1,120	4,443	1,319	1,301	2,083	-	4,703
Corporate / General	(8,149)	(7,304)	(7,932)	(8,330)	(31,714)	(8,109)	(8,968)	(6,663)	-	(23,740)
Adjusted operating profit	$32,439	$31,526	$37,000	$35,779	$136,745	$31,284	$31,081	$38,257	$-	$100,622

Adjusted Operating profit %
Industrial Tools & Services Segment	28.1%	28.9%	29.9%	28.0%	28.7%	27.2%	27.5%	27.9%	-	27.6%
Other	42.9%	-2.2%	28.8%	20.9%	24.2%	26.1%	27.0%	39.4%	-	31.0%
Adjusted Operating Profit %	22.8%	22.8%	24.6%	22.5%	23.2%	21.5%	21.4%	24.1%	-	22.4%

EBITDA from Continuing Operations (2)
Net earnings from continuing operations	$18,305	$17,871	$22,621	$23,409	$82,207	$21,723	$20,901	$22,044	$-	$64,668
Financing costs, net	3,697	3,711	3,385	2,731	13,524	2,770	2,371	2,395	-	7,535
Income tax expense	5,669	7,396	6,813	3,435	23,312	6,152	6,798	6,295	-	19,246
Depreciation & amortization	3,426	3,328	3,216	3,304	13,275	3,514	3,471	3,721	-	10,706
EBITDA	$31,097	$32,306	$36,035	$32,879	$132,318	$34,159	$33,541	$34,455	$-	$102,155

Adjusted EBITDA
EBITDA	$31,097	$32,306	$36,035	$32,879	$132,318	$34,159	$33,541	$34,455	$-	$102,155
Impairment & divestiture charges	147	-	-	-	147	-	-	-	-	-
Restructuring charges (1)	2,401	398	1,595	3,450	7,843	-	-	5,862	-	5,862
M&A charges	-	-	-	121	121	152	261	714	-	1,127
ASCEND transformation program charges	1,229	1,607	2,042	2,168	7,047	-	-	-	-	-
Adjusted EBITDA	$34,874	$34,311	$39,672	$38,618	$147,476	$34,311	$33,802	$41,031	$-	$109,144

Adjusted EBITDA by Segment
Industrial Tools & Services Segment	$40,880	$41,443	$45,706	$45,629	$173,659	$40,807	$41,313	$45,317	$-	$127,437
Other	2,324	141	1,497	1,367	5,330	1,546	1,525	2,309	-	5,380
Corporate / General	(8,330)	(7,273)	(7,531)	(8,378)	(31,513)	(8,042)	(9,036)	(6,595)	-	(23,673)
Adjusted EBITDA	$34,874	$34,311	$39,672	$38,618	$147,476	$34,311	$33,802	$41,031	$-	$109,144

Adjusted EBITDA %
Industrial Tools & Services Segment	29.8%	30.7%	31.3%	29.8%	30.4%	29.1%	29.4%	29.5%	-	29.3%
Other	47.1%	3.9%	33.6%	25.5%	29.0%	30.5%	31.7%	43.7%	-	35.5%
Adjusted EBITDA %	24.6%	24.8%	26.4%	24.3%	25.0%	23.6%	23.2%	25.9%	-	24.3%

Notes:
(1) Approximately $0.4 million of the Q4 fiscal 2024 restructuring charges were recorded in cost of products sold.
(2) EBITDA represents net earnings from continuing operations before financing costs, net, income tax expense, and depreciation & amortization. Neither EBITDA nor adjusted EBITDA are calculated based upon generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA and adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Earnings. EBITDA and adjusted EBITDA should not be considered as alternatives to net earnings, operating profit or operating cash flows. The Company has presented EBITDA and adjusted EBITDA because it regularly reviews these performance measures. In addition, EBITDA and adjusted EBITDA are used by many of our investors and lenders, and are presented as a convenience to them. The EBITDA and adjusted EBITDA measures presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands)
	Fiscal 2024				Fiscal 2025
	Q1	Q2	Q3	YTD	Q1	Q2	Q3	YTD
Net Sales
Industrial Tools & Services Segment	$137,035	$134,822	$145,936	$417,793	$140,134	$140,716	$153,374	$434,224
Other	4,935	3,615	4,453	13,003	5,062	4,812	5,287	15,161
Enerpac Tool Group	$141,970	$138,437	$150,389	$430,796	$145,196	$145,528	$158,661	$449,385

Adjustment: Fx Impact on Net Sales
Industrial Tools & Services Segment	$1,229	$(2,863)	$744	$(890)	$-	$-	$-	$-
Other	-	-	-	-	-	-	-	-
Enerpac Tool Group	$1,229	$(2,863)	$744	$(890)	$-	$-	$-	$-

Adjustment: Impact from Divestitures or Acquisitions on Net Sales
Industrial Tools & Services Segment	-	-	-	-	(3,184)	(3,185)	(4,504)	(10,873)
Other	-	-	-	-	-	-	-	-
Enerpac Tool Group	$-	$-	$-	$-	$(3,184)	$(3,185)	$(4,504)	$(10,873)

Organic Sales by Segment (3)
Industrial Tools & Services Segment	$138,264	$131,959	$146,680	$416,903	$136,950	$137,531	$148,870	$423,351
Other	4,935	3,615	4,453	13,003	5,062	4,812	5,287	15,161
Enerpac Tool Group	$143,199	$135,574	$151,133	$429,906	$142,012	$142,343	$154,157	$438,512

Organic Sales Growth (Decline) %
Industrial Tools & Services Segment					-1.0%	4.2%	1.5%	1.5%
Other					2.6%	33.1%	18.7%	16.6%
Enerpac Tool Group					-0.8%	5.0%	2.0%	2.0%

Net Sales by Product Line
Product	$109,856	$111,557	$122,195	$343,609	$111,149	$118,692	$129,595	$359,436
Service	32,114	26,880	28,194	87,187	34,047	26,836	29,066	89,949
Enerpac Tool Group	$141,970	$138,437	$150,389	$430,796	$145,196	$145,528	$158,661	$449,385

Adjustment: Fx Impact on Net Sales
Product	$1,116	$(1,943)	$825	$(2)	$-	$-	$-	$-
Service	113	(920)	(81)	(888)	-	-	-	-
Enerpac Tool Group	$1,229	$(2,863)	$744	$(890)	$-	$-	$-	$-

Adjustment: Impact from Divestitures or Acquisitions on Net Sales
Product	-	-	-	-	(3,184)	(3,185)	(4,504)	(10,873)
Service	-	-	-	-	-	-	-	-
Enerpac Tool Group	$-	$-	$-	$-	$(3,184)	$(3,185)	$(4,504)	$(10,873)

Organic Sales by Product Line (3)
Product	$110,972	$109,614	$123,020	$343,607	$107,965	$115,507	$125,091	$348,563
Service	32,227	25,960	28,113	86,299	34,047	26,836	29,066	89,949
Enerpac Tool Group	$143,199	$135,574	$151,133	$429,906	$142,012	$142,343	$154,157	$438,512

Organic Sales Growth (Decline) %
Product					-2.7%	5.4%	1.7%	1.4%
Service					5.6%	3.4%	3.4%	4.2%
Enerpac Tool Group					-0.8%	5.0%	2.0%	2.0%

(3) Organic Sales is defined as sales excluding the impact to foreign currency changes and the impact from recent acquisitions and divestitures to net sales.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands, except for per share amounts)
	Fiscal 2024					Fiscal 2025
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Adjusted Earnings (4)
Net Earnings	$17,738	$17,817	$25,778	$24,416	$85,749	$21,723	$20,901	$22,044	$-	$64,668
(Loss) earnings from Discontinued Operations, net of income tax	(567)	(54)	3,157	1,007	3,542	-	-	-	-	-
Net Earnings from Continuing Operations	$18,305	$17,871	$22,621	$23,409	$82,207	$21,723	$20,901	$22,044	$-	$64,668
Impairment & divestiture charges	147	-	-	-	147	-	-	-	-	-
Restructuring charges (1)	2,401	398	1,595	3,450	7,843	-	-	5,862	-	5,862
M&A charges	-	-	-	121	121	152	261	714	-	1,127
ASCEND transformation program charges	1,229	1,607	2,042	2,168	7,047	-	-	-	-	-
Net tax effect of reconciling items above	(411)	(185)	(666)	(1,683)	(2,945)	(4)	1	(910)	-	(913)
Other income tax expense	-	137	-	-	137	-	-	-	-	-
Adjusted Net Earnings from Continuing Operations	$21,671	$19,828	$25,592	$27,465	$94,557	$21,871	$21,163	$27,710	$-	$70,744

Adjusted Diluted Earnings per share (4)
Net Earnings	$0.32	$0.33	$0.47	$0.44	$1.56	$0.40	$0.38	$0.41	$-	$1.18
(Loss) earnings from Discontinued Operations, net of income tax	(0.01)	(0.00)	0.06	0.02	0.06	-	-	-	-	-
Net Earnings from Continuing Operations	$0.33	$0.33	$0.41	$0.43	$1.50	$0.40	$0.38	$0.41	$-	$1.18
Impairment & divestiture charges, net of tax effect	0.00	-	-	-	0.00	-	-	-	-	-
Restructuring charges (1), net of tax effect	0.04	0.00	0.02	0.04	0.11	-	-	0.09	-	0.09
M&A charges, net of tax effect	-	-	-	0.00	0.00	0.00	0.00	0.01	-	0.02
ASCEND transformation program charges, net of tax effect	0.02	0.03	0.03	0.03	0.11	-	-	-	-	-
Other income tax expense	-	0.00	-	-	0.00	-	-	-	-	-
Adjusted Diluted Earnings per share from Continuing Operations	$0.39	$0.36	$0.47	$0.50	$1.72	$0.40	$0.39	$0.51	$-	$1.29

Notes continued:
(4) Adjusted earnings from continuing operations and adjusted diluted earnings per share represent net earnings and diluted earnings per share per the Condensed Consolidated Statements of Earnings net of charges or credits for items to be highlighted for comparability purposes. These measures are not calculated based upon GAAP and should not be considered as an alternative to net earnings or diluted earnings per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Enerpac Tool Group companies.

For all reconciliations of GAAP measures to Non-GAAP measures, the summation of the individual components may not equal the total due to rounding. With respect to the earnings per share reconciliations the impact of share dilution on the calculation of the net earnings or loss per share and discontinued operations per share may result in the summation of these components not equaling the total earnings per share from continuing operations.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP To Non-GAAP Guidance
(In millions)
	Fiscal 2025
	Low	High
Reconciliation of Continuing Operations GAAP Operating Profit
To Adjusted EBITDA (5)
GAAP Operating profit	$135	$147
Other expense, net	(1)	(1)
Depreciation & amortization	16	14
Adjusted EBITDA	$150	$160

Reconciliation of GAAP Cash Flow From Operations to Free Cash Flow
Cash provided by operating activities	$109	$114
Capital expenditures	(24)	(19)
Free Cash Flow	$85	$95

Notes continued:
(5) Management does not provide guidance on certain GAAP financial measures as we are unable to predict and estimate with certainty items such as potential impairments, refinancing costs, business divestiture gains/losses, discrete tax adjustments, or other items impacting GAAP financial metrics. As a result, we have included only those items about which we are aware and are reasonably likely to occur during the guidance period covered.

Contact:
Travis Williams
Senior Director, Investor Relations
+1.262.293.1912